EXHIBIT 10.30

SECOND AMENDED AND RESTATED SUPPORT AGREEMENT,

CASH COLLATERAL AND CONTROL AGREEMENT

(Warehousing Facility)

SECOND AMENDED AND RESTATED SUPPORT AGREEMENT, CASH COLLATERAL AND CONTROL AGREEMENT, dated as of April 8, 2003 (as previously amended and as may be amended, restated or otherwise modified from time to time, the “Support Agreement”), among CRESCENT BANK AND TRUST COMPANY (“Bank”), CRESCENT MORTGAGE SERVICES, INC., as debtor (the “Company”), UBS WARBURG REAL ESTATE SECURITIES INC., as secured party (“UBSRES”) and UBS WARBURG LLC, as custodian and as securities intermediary (the “Custodian”).

RECITALS

WHEREAS, UBSRES and Bank are parties to the Amended and Restated Support Agreement, dated as of January 31, 2003 (the “Existing Support Agreement”);

WHEREAS, in connection with the execution and delivery of the First Amendment to the Conduit Purchase Agreement (as hereinafter defined), the Company, Bank and UBSRES desire to amend and restate the Existing Support Agreement as provided herein;

FOR VALUE RECEIVED, and in consideration for UBS opening accounts for, extending credit to, and/or entering into transactions with the Company, including but not limited to, any and all transactions relating to: (i) the Amended and Restated Mortgage Loan Repurchase Agreement between UBSRES and the Company, dated as of January 31, 2003, as may be amended from time to time (the “Repurchase Agreement”), (ii) the Amended and Restated Mortgage Loan Purchase Agreement between UBSRES and the Company, dated as of January 31, 2003, as may be amended from time to time (the “Conduit Purchase Agreement”); and (iii) the Amended and Restated Mortgage Loan Participation Agreement between UBSRES and the Company, dated as of January 31, 2003, as may be amended from time to time (the “Participation Agreement” and together with the Repurchase Agreement and the Conduit Purchase Agreement, the “Supported Documents”), any other contracts for the future delivery of securities, options for the purchase and sale of securities, repurchase and reverse repurchase agreements involving securities, and transactions related to the purchase, sale, and financing of Mortgage Loans (as that term is defined in the Repurchase Agreement), and the release of Bank from all obligations under the Existing Support Agreement, the parties hereto hereby agree as follows:

Section 1. Definitions.

(a) For purposes of this Agreement, “Supported Obligations” shall mean the full, complete and timely performance of the obligations of the Company now or hereafter existing under (i) the Repurchase Agreement; (ii) the Conduit Purchase Agreement, and (iii) the Participation Agreement.

(b) For purposes of this Agreement, “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

(c) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Repurchase Agreement, Conduit Purchase Agreement and Participation Agreement, as applicable.

Section 2. Release of Bank. Effective on the date hereof, Bank is released as a party to the Existing Support Agreement with respect to all claims, whether or not existing on, or which are brought or arise from or after, the date hereof.

Section 3. Establishment of Account.

(a) The Company hereby directs the Custodian to establish and the Custodian hereby will establish, an account with the name “Crescent Mortgage Services Cash Collateral Account” and account number 203-00500 (the “Cash Collateral Account”), identified as held in trust for the benefit of the Company, as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) and “customer” (as defined in Section 4-104(1)(e) of the UCC), subject to the security interest of UBSRES and to be held as a segregated account by the Custodian, as custodian and as securities intermediary;

(b) The Custodian hereby confirms and agrees that:

(i) it shall not change the name or account number of the Cash Collateral Account without the prior written consent of UBSRES;

(ii) all securities or other property underlying any financial assets credited to the Cash Collateral Account shall, as applicable, be registered in the name of the Custodian, endorsed to the Custodian or endorsed in blank and in no case will any financial asset credited to the Cash Collateral Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company, except to the extent that the foregoing have been specially endorsed to the Custodian or in blank; and

(iii) the Cash Collateral Account is an account to which financial assets and funds are or may be credited.

Section 4. “Financial Assets” Election. The Custodian hereby agrees that each item of property (whether investment property, a financial asset, a security, an instrument or cash) credited to the Cash Collateral Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC).

Section 5. Grant of Security Interest. The Company hereby confirms and agrees that to secure the Supported Obligations it has granted to UBSRES a first priority continuing security interest in and to (i) the Cash Collateral Account, (ii) any and all Permitted Investments (as defined in Section 6(a) hereof) purchased with funds deposited in the Cash Collateral Account, (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and (iv) to the extent not covered by clauses (i), (ii) and (iii) above, all proceeds (as defined under UCC) of any or all of the foregoing.

Section 6. Entitlement Orders; Instructions. The Company hereby confirms and agrees that until the Supported Agreements are terminated and all of the Supported Obligations have been performed and indefeasibly paid in full:

(a) The Company shall deposit on the date hereof an amount not less than $5,000,000 in cash, money market mutual funds, deposits fully insured by the FDIC, U.S. government and U.S. government agency securities (“Permitted Investments”) and shall within five (5) Business Days of receipt of notice from UBSRES that a deduction from the Cash Collateral Account has been made pursuant to Section 6(c) or that the balance of the account is otherwise less than $5,000,000, deposit into the Cash Collateral Account such Permitted Investments as is necessary to maintain a balance of $5,000,000 in the Cash Collateral Account. The Company shall have the right to manage investment of amounts credited to the Cash Collateral Account; provided, that amounts credited to the Cash Collateral Account shall at all times be Permitted Investments;

(b) The Company hereby agrees that UBSRES may issue “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC) or other instruction from UBSRES, including, without limitation directing the transfer or redemption of any financial asset credited to, or the disposition of funds held in, the Cash Collateral Account for application against the Supported Obligations in such order as UBSRES shall determine in its sole discretion. The Custodian hereby agrees that if at any time the Custodian shall receive any such entitlement order, the Custodian shall comply with such entitlement order or instruction without further consent by the Company or any other person;

(c) The Company may withdraw interest credited to the cash Collateral Account so long as the aggregate amount on deposit in the Cash Collateral Account is not less than $5,000,000 at the time of any such request for withdrawal from the Cash Collateral Account, and the Company shall have the right to give any “entitlement order” (within the meaning of Section 8-102(a)(8) with respect to the Cash Collateral Account not inconsistent with this Section 6(c). The Custodian shall have no obligation to comply with any entitlement order or any other instruction from the Company with respect to the Cash Collateral Account other than as permitted pursuant to the terms of this Agreement;

(d) If the Secured Party instructs the Custodian that it is exercising exclusive control over the Cash Collateral Account, the Custodian shall cease complying with the Company’s entitlement orders and other instructions with respect thereto;

(e) Without limitation on the foregoing, the Custodian agrees to comply with any stop payment orders given by UBSRES with respect to items presented for payment by the Company; and

(f) Once all of the Supported Obligations have been performed and the Supported Agreements have been terminated, then UBSRES will promptly release and pay to the Company all amounts credited to the Cash Collateral Account.

Section 7. Exclusive Benefit of Parties; Assignment. The Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall be deemed to give any legal or equitable right to any other person. No rights or obligations created by this Agreement may be assigned by the Company without the prior written consent of UBSRES. UBSRES may at any time assign all or any part of its rights and obligations under this Agreement.

Section 8. Limitation of Liability; Indemnification of UBSRES. The Custodian shall not have any duty as to any funds on deposit in the Cash Collateral Account or any income thereon in its possession or control or in the possession or control of any agents for, or of, the Custodian for the preservation of rights against any Person or otherwise with respect thereto. The Custodian shall not be liable or responsible for any loss or damage to amounts on deposit in the Cash Collateral Account, or for any diminution in value thereof including, without limitation, any loss, damage or diminution in value resulting from any Permitted Investment), by reason of the act or omission of the Custodian or its agents, employees or bailees, except to the extent that such loss or damage results from the Custodian’s or any of its agents’, employees’ or bailees’ gross negligence or willful misconduct.

Section 9. Amendments; Waivers; Cumulative Rights. This Agreement shall supersede and replace the Existing Support Agreement in its entirety, terminates all obligations of Bank under the Existing Support Agreement and may be amended from time to time only by written agreement of the parties hereto. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by UBSRES of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of UBSRES shall continue in full force and effect until specifically waived by UBSRES in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

Section 10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 11. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law rules.

Section 13. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier to, personally delivered to, or on the third day following the placing thereof in the mail, first class postage prepaid to, the respective addresses set forth in the Repurchase Agreement, or to such other address as either party shall give notice to the other party pursuant to the Repurchase Agreement.

Section 14. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by the Company of this Agreement, the Company agrees to pay the reasonable attorneys fees and expenses of UBSRES and, when applicable, any assignee incurred in the enforcement of the Agreement as a consequence of such breach.

Section 15. Submission to Jurisdiction; Waivers.

THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS REPURCHASE AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH ON THE COVER PAGE HERETO OR AT SUCH OTHER ADDRESS OF WHICH UBSRES SHALL HAVE BEEN NOTIFIED;

(iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(v) THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER DOCUMENT RELATING THERETO OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 16. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections in this Agreement are to the Sections of this Agreement. The singular includes the plural, the plural the singular, and the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require.

Section 17. Effect of Amendment and Restatement. Upon the execution of this Agreement by all parties hereto, the Existing Support Agreement shall be terminated in its entirety.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.

CRESCENT BANK AND TRUST COMPANY

By:	/s/ Leland W. Brantley, Jr.
Name:	Leland W. Brantley, Jr.
Title:	Chief Financial Officer

CRESCENT MORTGAGE SERVICES, INC.

By:	/s/ Michael P. Leddy
Name:	Michael P. Leddy
Title:	Executive Vice President

UBS REAL ESTATE SECURITIES INC.

By:	/s/ George A. Mangiaracina
Name:	George A. Mangiaracina
Title:	Managing Director

By:	/s/ Robert Carpenter
Name:	Robert Carpenter
Title:	Director

UBS WARBURG LLC

By:	/s/ George A. Mangiaracina
Name:	George A. Mangiaracina
Title:	Managing Director

By:	/s/ Robert Carpenter
Name:	Robert Carpenter
Title:	Director